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EXHIBIT 21.1  SUBSIDIARIES OF ASTORIA FINANCIAL CORPORATION



                                                                Jurisdiction of
                                                                 Incorporation
                                                                ---------------
Subsidiaries of Astoria Financial Corporation
Astoria Federal Savings and Loan Association
   a/k/a Astoria Federal Savings or Astoria Federal                United States
Astoria Capital Trust I                                            Delaware
AF Insurance Agency, Inc.                                          New York

Subsidiaries of Astoria Federal Savings and Loan Association

AF Agency, Inc.                                                    New York
Astoria Federal Mortgage Corp.                                     New York
Astoria Federal Savings and Loan Association
   Revocable Grantor Trust                                         New York
Entrust Holding Corp.                                              New York
Infoserve Corporation                                              New York
Star Preferred Holding Corporation                                 New Jersey
Suffco Service Corporation                                         New York
201 Old Country Road, Inc.                                         New York


Astoria Federal has four subsidiaries which may qualify for alternative tax treatment under Article 9A of the New York State Tax Law and therefore, although inactive, are retained by Astoria Federal.

Astoria Federal has five additional subsidiaries, two of which are single purpose entities that have interests in individual real estate investments, which individually and in the aggregate are not material to our financial condition, and two of which have no assets or operations but may be used to acquire interests in real estate in the future. The fifth such subsidiary serves as a holding company for one of the other four.

Astoria Federal has three additional subsidiaries which are inactive and which Astoria Federal intends to dissolve.

Subsidiaries of Star Preferred Holding Corporation

Astoria Preferred Funding Corporation                            Delaware